                                                                  Rule 424(b)(3)
                                                       Registration No. 33-64857


                         SUNGARD/(R)/ DATA SYSTEMS INC.


                       SUPPLEMENT DATED FEBRUARY 12, 1996
                                       TO
                       PROSPECTUS DATED DECEMBER 18, 1995



This supplement provides new and additional information beyond that contained in the Prospectus and should be retained and read in conjunction with such Prospectus.

Under the caption "SELLING STOCKHOLDERS," the line item regarding James F. Minihan is amended and restated as follows:


                             # OF SHARES  # OF SHARES  # OF SHARES  % OF SHARES
                                OWNED        BEING         OWNED        OWNED
                              BEFORE THE    OFFERED     AFTER THE    AFTER THE
NAME OF SELLING STOCKHOLDER    OFFERING     FOR SALE     OFFERING     OFFERING
---------------------------    --------     --------     --------     --------
James F. Minihan                5,589        5,030          559           *

Eileen Minihan                  3,257        2,931          326           *
